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                                                                    Exhibit 23.4




                        INDEPENDENT AUDITORS' REPORT ON
                          FINANCIAL STATEMENT SCHEDULE


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Cambridge Energy Research Associates, Inc.:


The audits referred to in our report dated August 15, 1997, included the related financial statement schedule as of June 30, 1997, and for each of the years in the three-year period ended June 30, 1997, included in the Form S-4 of Global Decisions Group LLC. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Form S-4 of Global Decisions Group LLC.



                                             /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
January 29, 1998